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                                                                    EXHIBIT 10.2

                      [WILLIAMS COMMUNICATIONS LETTERHEAD]

     Dated as of February 23, 2002

     To The Williams Companies, Inc.:

     Williams Communications Group, Inc. ("WCG") and its subsidiaries (collectively, the "Company"), including but not limited to Williams Communications, LLC ("WCL"), is pursuing a restructuring of its obligations to its creditors. The Company anticipates the primary creditor constituencies that will participate in any restructuring undertaken by the Company include (i) The Williams Companies, Inc. ("WCI" and together with its subsidiaries and affiliates, "Williams"),(1) (ii) WCL's secured bank creditors and (iii) the holders of WCG's 10.70%, 10.875%, 11.70% and 11.875% Senior Redeemable Notes (the "Bondholder Claims").

     In order to ensure that its restructuring is binding on all members of these constituencies, the Company anticipates that it may be implemented through the prosecution and confirmation of a plan(s) of reorganization in accordance with the provisions of chapter 11 of title 11 of the United States Code (11 U.S.C. Sections 101 et seq., the "Bankruptcy Code"). Williams, however, has determined that, as a consequence of the Company's financial difficulties and potential restructuring, (i) the Company's ability to discharge certain obligations that affect Williams under the Structured Note Transaction is uncertain and (ii) the Structured Note Transaction should be restructured through a consent solicitation.

     Accordingly, the Company and Williams agree (the "Business Agreements") that (i) the Company must take steps to preserve and maintain its enterprise value for the benefit of its creditors and other constituents (and to that end, further agree that the reorganized Company

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     (1) The following are the claims held by Williams against the Company (the
"Williams Claims"):

     (i) claims arising from various agreements pursuant to which Williams provides the Company with administrative and related services of the kind set forth in the Administrative Services Agreement, dated April 23, 2001 (the "Williams Services Claims");

     (ii) claims arising from sale leaseback transactions set forth in the Master Lease Agreement, dated September 13, 2001, and the three Aircraft Dry Leases, dated as of September 13, 2001 (the "Sale Leaseback Claims");

     (iii) all other claims of Williams, including without limitation, claims arising from the provision by Williams of financial accommodations and other claims relating to the ADP Lease and the Trust Notes (the "Structured Note Transaction"), together with interest costs and fees related thereto ( the "Williams Other Claims").

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should emerge from any chapter 11 case in the most expedient and efficient manner possible, including the prompt prosecution and confirmation of a chapter 11 plan) and (ii) the restructuring of the Structured Note Transaction, as proposed by Williams, is necessary and advisable (and that WCG should deliver its consent to same).

     As is always possible in any case under the Bankruptcy Code, Williams and the Company acknowledge that there may be disputes among the Company's creditors respecting their relative rights against the Company. Thus, each of Williams and the Company, and their respective legal and financial advisors have separately reviewed the Business Agreements and considered, without admission or conclusion, a broad range of potential disputes, objections and litigation that could be asserted in a chapter 11 case regarding the Company. To that end, Williams and the Company have thus agreed on the terms set forth below in order to achieve the Business Agreements' objective of the prompt prosecution and confirmation of a chapter 11 plan.

     Accordingly, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WCG and WCI, for and on behalf of their respective subsidiaries and affiliates, intending to be legally bound, hereby enter into this letter agreement (the "Agreement") and agree as follows:

     1. The Company's Restructuring. In connection with any bankruptcy case regarding the Company, the Company anticipates that it would prosecute a chapter 11 plan (including any amendment and/or modification thereof, the "Plan") which would restructure the secured bank claims against WCL, enable the Company to continue to pay and perform on the Williams Services and Sale Leaseback Claims and convert to equity the Bondholder Claims and the Williams Other Claims. In connection with any such Plan,:

     a) the Company undertakes that it shall propose the following (the "Williams Plan Treatment"):

          i) WCL shall assume or otherwise make unimpaired the Service Agreements, as required by the Bankruptcy Code, or as otherwise agreed to by Williams or directed by an order of the Bankruptcy Court having jurisdiction over the Company's chapter 11 case;

          ii) WCL shall assume or otherwise make unimpaired the Sale Leaseback Claims, as required by the Bankruptcy Code, or as otherwise agreed to by Williams or directed by an order of the Bankruptcy Court having jurisdiction over the Company's chapter 11 case; and

          iii) WCG recognizes the Williams Other Claims are general unsecured claims against WCG that are not subordinate to any other general unsecured claim or interest, and provides for the Williams Other Claims a treatment that is substantially identical to the treatment of the Bondholder Claims (although WCG reserves the right to classify the Williams Other Claims separately).

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     b)   So long as the Plan contains the Williams Plan Treatment, Williams

          i) agrees not to cast any vote to reject the Plan, object to the Plan or otherwise delay confirmation of the Plan; provided that such agreement not to delay shall not require Williams to compromise or surrender any of its rights or remedies except as otherwise expressly provided herein;

          ii) agrees that it will vote all of its Claims to accept the Plan, unless Williams first delivers to the Company a written notice describing provisions contained in the Plan that, pursuant to a good faith determination by Williams, would have a materially adverse affect on it (it being understood that the provision of warrants or similar rights to holders of existing equity interests or litigation, objections, disputes, delays or other impairments with respect to distributions of the Williams Plan Treatment shall not have a materially adverse affect on Williams).

          iii) reserves, to the extent consistent with the Business Agreements, all of its rights to prosecute claims and respond to any litigation, objection, dispute or other delay or impairment to the distribution of the Williams Plan Treatment.

     c) Williams and the Company agree that no vote on the Plan shall become effective until all conditions to such have been satisfied or waived as provided under the Bankruptcy Code.

     2. Amendments and Modifications. Each of the parties hereto shall negotiate in good faith all amendments and modifications to the Plan as reasonably necessary and appropriate to obtain Bankruptcy Court confirmation of the Plan pursuant to a final order of the Bankruptcy Court, provided that any such amended or modified Plan shall provide to Williams substantially the same rights and benefits as those provided in section (1) hereunder.

     3. Representations of WCI. WCI hereby represents and warrants to the Company as follows:

     a) WCI is duly organized, validly existing and in good standing under the laws of WCI's state of organization;

     b) WCI has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder without the necessity of obtaining any third party consent, approval, authorization or waiver, or giving of any notice or otherwise;

     c) the execution and delivery of this Agreement by WCI and the performance by WCI of its obligations hereunder have been duly authorized by all necessary action; and

     d) this Agreement has been duly executed and delivered by WCI and constitutes the valid and binding obligation of WCI, enforceable against WCI in accordance with its terms.

     4. Representations of WCG. WCG hereby represents and warrants to Williams as follows:

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     a)   WCG is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

     b) WCG has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder without the necessity of obtaining any third party consent, approval, authorization or waiver, or giving of any notice or otherwise;

     c) the execution and delivery of this Agreement by WCG and the performance by the Company of its obligations hereunder have been duly authorized by all necessary action;

     d) this Agreement has been duly executed and delivered by WCG and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

     e)   to the extent that Williams remains bound by (and is in compliance with) its agreement hereunder to vote in favor of, and not to object to or delay confirmation of, the Plan, the Company agrees that it shall not assert any claim or pursue any litigation against Williams in connection with the Williams Claims (in doing so, however, the Company is not prejudicing or impairing in any way the right of its creditors or other constituents to directly, derivatively or otherwise assert such rights as may belong to the Company).

     5. William's Restructuring of the Structured Note Transaction.

     a) the Company understands and acknowledges that Williams intends to solicit consents (the "Consent Solicitation") of certain holders of the 8.25% Senior Secured Notes due 2004 (the "Trust Notes") of WCG Note Trust (the "Issuer") and WCG Note Corp., Inc. (the "Co-Issuer") upon the terms and subject to the conditions set forth in a consent solicitation statement substantially in the form of Exhibit A hereto (the "Consent Solicitation Statement"). Accordingly, this agreement shall terminate and be of no further force or effect to the extent a petition for relief under the Bankruptcy Code is filed by or against the Company prior to the earlier of:

          i)   March 15, 2002; and

          ii)  the successful consummation of the Consent Solicitation

     b) Williams understands and acknowledges that the Company will enter, and will cause WCL, the Issuer and the Co-Issuer to enter, into the Ancillary Documents in reliance upon the execution and delivery of this Agreement by WCI. Accordingly, prior to the commencement of the Consent Solicitation, the Company agrees to:

          i) execute and deliver the WCG Supplemental Indenture (as defined in the Consent Solicitation Statement);

          ii) cause WCL to execute and deliver an irrevocable letter to Wilmington Trust Company, as trustee of the Issuer (the "Issuer Trustee"), directing

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               the Issuer Trustee to execute and deliver, on behalf of the
               Issuer, (i) the Supplemental Indenture (as defined in the Consent Solicitation Statement) and (ii) the Williams Payment Agreement (as defined in the Consent Solicitation Statement); and

          iii) cause the Co-Issuer to execute and deliver the Supplemental Indenture (each of the foregoing being collectively referred to as the "Ancillary Documents"); and

          iv) execute and deliver, and cause WCL, the Issuer and the Co-Issuer to execute and deliver, such other documents and instruments and take such further actions as may be necessary in order to effect the transactions contemplated by the Consent Solicitation Statement.

     6. Other Agreements.

     a) Williams shall make all required interest payments for the period from the date of this letter through and including September 30, 2002, under the 8.25% Senior Reset Notes due 2008 held by WCG Note Trust as security for the Trust Notes. Upon payment by Williams of such interest payments, the Company shall be relieved of all obligations for such interest payments. In connection with the foregoing interest payments, Williams shall waive all rights of repayment, reimbursement, contribution and subrogation that may exist with respect to the Company (including, but not limited to, any such rights that may exist pursuant to the Amended and Restated Indemnification Agreement dated April 23, 2001 between WCI and WCG).

     b) Williams shall defer until September 15, 2002 any payments that may be due by the Company under the April 23, 2001 letter regarding Deferral of Certain Payment Obligations between WCI and WCG.

     7. No Transfer. Williams shall not, directly or indirectly, sell, transfer, pledge, hypothecate, encumber, assign or dispose of ("Transfer"), or enter into an agreement, whether or not in writing, to Transfer, any Williams Claims unless the transferee shall agree to be bound by the terms of this Agreement with respect to such transferred Williams Claim.

     8. Further Assurances. Each party shall, at the request of the other party, execute and deliver such other documents and instruments and take such further actions, at the cost and expense of the requesting party, as may be necessary in order to ensure that the requesting party receives the full benefit of this Agreement.

     9. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and the persons or entities who have entered into agreements with the Company substantially identical to this Agreement and no other person or entity shall be a third-party beneficiary hereof.

     10. Fiduciary Duties. Notwithstanding anything to the contrary contained herein, nothing in this Agreement requires the Company to breach any respective fiduciary obligation that it may have under applicable law, and the Company may commit any act or take any actions

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consistent with such fiduciary obligations, but no such action shall expand any obligations that Williams has under this Agreement.

     11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof including, without limitation, that certain prior version of this Agreement executed on February 23, 2002 which is amended and replaced hereby.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

     13. Remedies. The parties hereto acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties hereto agree that each party will be entitled to the sole and exclusive remedy of specific performance and injunctive or other equitable relief without the necessity of proving the inadequacy of money damages as a remedy or posting a bond or other security in connection with such remedy.

     14. Jurisdiction. The Company and Williams each hereby irrevocably and unconditionally submit to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, or any court presiding over a chapter 11 case of the Company, and any appellate court from any thereof, but solely in any action or proceedings to enforce this Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and by facsimile, with the same effect as if all parties had signed the same document. All such counterparts are to be deemed an original, construed together and constitute one and the same instrument.

     16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction, will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

     17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and not to affect the interpretation hereof.

     18. Assignment. Except as provided in Section 7 above, either this Agreement nor the rights or the obligations of either party hereto are assignable in whole or in part (whether by operation of law or otherwise), without the written consent of the other party and any attempt to do so in contravention of this Section 18 will be void.

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     19. Successors and Assigns. This Agreement inures to the benefit of and is binding upon the parties hereto and their respective successors and permitted assigns.

     20. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by WCI and WCG.

                                Very truly yours,

                                Williams Communications Group, Inc.

                                By: /s/ P. David Newsome, Jr.
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                                Name: P. David Newsome, Jr.
                                Title: Senior Vice President and General Counsel

Accepted and Agreed to,

The Williams Companies, Inc.

By: /s/ William G. von Glahn
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    Name: William G. von Glahn
    Title: Senior Vice President and General Counsel